Exhibit 99.1
TMTG Reports Full-Year 2024 Results

~ Ended 2024 with $777 Million in Cash & Short-Term Investments ~

~ Exploring Mergers & Acquisitions across Multiple Industries,
Evolving TMTG into a Holding Company ~

~ Approaching End of Beta Testing of Truth+ Video Streaming ~

~ Launching Truth.Fi Financial Services and FinTech Brand ~

SARASOTA, Fla., Feb. 14, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq: DJT) ("TMTG" or the "Company"), operator of the social media platform Truth Social, the video streaming service Truth+, and the financial services and FinTech brand Truth.Fi, announced its financial results for the full year ending on December 31, 2024. These results are included in TMTG’s Annual Report on Form 10-K that will be filed with the Securities and Exchange Commission (the "SEC") today.

TMTG closed 2024 with a strong balance sheet comprised of $776.8 million in cash and short-term investments, strongly positioning the Company to advance its immediate goal of enhancing and expanding all its platforms—Truth Social, Truth+, and Truth.Fi. TMTG has achieved this result after launching its first product less than three years ago, amid severe repression of free speech across social media platforms, with the mission of opening up the Internet and giving people their voices back. Now, the Company has established a strong cash position to pursue further expansions and acquisitions, has opened up new frontiers for an iconic brand and has attracted approximately 650,000, largely retail, shareholders, as of October 15, 2024.

TMTG began with the launch of the free speech social media platform Truth Social, designed to provide an outlet for users, including President Trump, who were being subject to onerous political censorship on other platforms. In 2024, the Company continued its consistent efforts to enhance and refine the platform, including by introducing:

•	live TV

•	a personalized “For you” feed

•	video ads on Truth Social apps

•	an increased character count of 3,000 characters

•	bookmarks

In 2024, the Company successfully rolled out the Truth+ video streaming service. Featuring news, entertainment, faith-based programming, and other family-friendly content, Truth+ is now nearing completion of beta testing and transitioning to a full launch. The introduction of Truth+ in 2024 entailed:

•	creating a proprietary, multi-site content delivery network that is designed to be uncancellable

•	launching streaming on the Web and through native apps for iOS, Android, and connected TVs

•	offering an expanding streaming catalogue of live TV and video on demand

•	providing ultra-fast TV streaming and cutting-edge features including live TV rewind with visual thumbnails, catch-up TV for up to seven days, network DVR, and a Spanish language interface option

Subsequent to 2024, TMTG announced the rollout of its financial services and financial technology strategy, including the launch of the Truth.Fi brand encompassing financial services and FinTech. To introduce the new brand, the Company has:

•	reached an agreement to obtain secure payment processing capabilities to help monetize TMTG’s platforms through subscription services on Truth+ and various forms of e-commerce on Truth Social

•
licensed the Truth.Fi brand to an investment adviser who has commenced preparations to launch a set of separately managed accounts (“SMAs”) in cooperation with Charles Schwab, as well as a slate of exchange traded funds (“ETFs”) that will reflect America First principles; in connection with these efforts, TMTG has applied to trademark Truth.Fi Made in America ETF, Truth.Fi Made in America SMA, Truth.Fi U.S. Energy Independence ETF, Truth.Fi U.S. Energy Independence SMA, Truth.Fi Bitcoin Plus ETF, and Truth.Fi Bitcoin Plus SMA.

“After going public and listing on NASDAQ less than a year ago, TMTG developed quickly in 2024, and this year we aim to continue growing all our platforms,” said TMTG CEO and Chairman Devin Nunes. “We will continue to explore opportunities to partner, merge with, and acquire other entities that are able to function effectively if TMTG evolves into a holding company with subsidiaries spanning several industries. Americans proved in 2024 that they’re looking for an alternative to cancel culture—they want to conduct their business and commerce free from debanking, political retaliation, and obnoxious corporate messaging that violates their values. TMTG aims to fill this demand and to expand throughout the Patriot Economy, combining with companies that complement our technology, brand, and America First principles.”

For the full year of 2024, TMTG had cash used in operating activities of $61.0 million, approximately half of which comprised legal expenses including costs related to the Company’s March 2024 merger with a special purpose acquisition company. Partly as a result of obstruction by the Biden-era Securities and Exchange Commission, which turned the process into one of the longest SPAC mergers in history, TMTG incurred significant legal expenses related to its merger and has brought litigation seeking to recoup its damages.  Additionally, the company had non-cash losses, mostly in the first quarter—including $107.4 million in stock-based compensation expense and a further $225.9 million recorded as an accounting loss due to changes in the fair value of derivative liabilities.

The Company believes its balance sheet, having risen from $2.6 million in cash and short-term investments at the end of 2023 to $776.8 million at the end of 2024, strongly positions TMTG for the future relative to its current operating costs.

TMTG had $3.6 million in net sales for the year, in addition to $11.6 million in net interest income, such revenue largely resulting from incipient advertising initiatives and tests of other monetization projects with various partners. In 2024 the Company focused on building out its ecosystem, improving the Truth Social platform, and expanding its range of services, such as constructing its own content delivery network to create the Truth+ video streaming platform. TMTG believes its robust and uncancellable infrastructure, expanding range of services and recent agreement to secure payment processing services will advance its monetization initiatives and open new avenues for generating revenue in 2025 and beyond.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations and projections about future events, including potential merger & acquisition activity, the rollout of products and features, the future plans, timing and potential success of the streaming services and the launch and success of our financial services and FinTech platform. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

About TMTG

The mission of TMTG is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. TMTG is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)

Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com